Exhibit 10.8

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made as of March 18, 2021, by and among (i) Arbe Robotics Ltd., an Israeli company (“Arbe”), (ii) Industrial Tech Acquisitions, Inc., a Delaware corporation (“ITAC”), and (iii) the undersigned shareholder of Arbe (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, Arbe, Autobot MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Arbe (“Merger Sub”) and ITAC, have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”) pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into ITAC, with ITAC continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding capital stock of ITAC as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the ordinary shares, with a nominal value of NIS 0.01 per share, of Arbe as set forth in the Business Combination Agreement, all upon the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, as of the date hereof, the Holder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the Company Ordinary Shares and\or Company Preferred Shares set forth on the signature page of this Agreement which shares and any additional Company Ordinary Shares and\or Company Preferred Shares (or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares or Company Preferred Shares) in which the Holder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Shares”);

WHEREAS, the Board of Directors of Arbe has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Recapitalization, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of Arbe and its shareholders (the “Arbe Shareholders”) and (c) recommended the approval and the adoption by each of Arbe Shareholders of the Business Combination Agreement and the Recapitalization, which provide for the adoption of the Restated Company Articles, and the other Company Shareholder Approval Matters; and

WHEREAS, as a condition to the willingness of ITAC to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by Arbe and ITAC to consummate the Transactions, Arbe, ITAC and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to ITAC regarding the manner in which Holder is bound hereunder, in its capacity as a shareholder of Arbe, to vote the Shares during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares, during the Voting Period, the Holder will:

(a) at each meeting of Arbe Shareholders or any class or series thereof, and in each written consent or resolutions of any of Arbe Shareholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt the Merger, the Business Combination Agreement, the Recapitalization, the authorization of Company Ordinary Shares and Company Warrants to be issued pursuant to the Recapitalization, the Business Combination agreement, the PIPE Investments, and all of the other Transactions explicitly set forth in the Business Combination Agreement; (ii) in favor of any other Ancillary Documents requiring shareholder approval the form of which is attached as an exhibit to the Business Combination Agreement on the date of execution thereof; (iii) in favor of the Restated Company Articles provided the Restated Company Articles have been approved by the Company’s board of directors with the approval of either the Class A Director or the Class B Director, as defined in the Existing Articles, such approval being referred to as the “Special Majority”; (iv) in favor of any other Company Shareholder Approval Matters which have been approved following the date hereof by the Special Majority, (v) in favor of the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of Arbe, (vi) in favor of the election of directors pursuant to Section 5.15 of the Business Combination Agreement, provided that the exercise of Arbe’s designation rights under that section has been approved by the Company’s board of directors, and (vii) to vote the Shares in opposition to: (A) any Acquisition Proposal and any and all other proposals (x) for the acquisition of Arbe, (y) that could reasonably be expected to delay or impair the ability of Arbe to consummate the Merger, the Business Combination Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement; (B) any change in the present capitalization or corporate structure of Arbe which is inconsistent with the Recapitalization and the Business Combination Agreement; or (C) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(b) except for transfers as permitted by, and in accordance with, Section 3(b) below, not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by ITAC and Arbe in connection with the Business Combination Agreement, the Ancillary Documents and any of the Transactions;

(c) except as contemplated by the Business Combination Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Arbe capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that shareholders of Arbe vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the Arbe or ITAC under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(d) without limiting Section 1(a) above, to approve and consent to the Recapitalization and the Restated Company Articles (as provided in Section 1(a)(iii)) and the exercise of Warrants and the conversion of Company Preferred Shares (including any Company Preferred Shares issued upon exercise of any Warrants) in accordance with the terms of the Existing Articles and the terms of the Warrants pursuant to the Recapitalization, any such conversion to be made in connection with, and prior to, the effectiveness of the Merger.

2. Grant of Proxy. During the Voting Period, Holder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, Arbe and any designee of Arbe (determined in Arbe’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder, solely on the matters and in the manner specified in Section 1 above. The proxy and attorney-in-fact granted by Holder pursuant to this Section 2 are irrevocable and are granted in consideration of Arbe entering into this Agreement and Arbe and ITAC entering into the Business Combination Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. Holder and Arbe each agrees that Arbe shall exercise (and shall not fail to exercise) its rights as attorney-in-fact and proxy in accordance with the provisions of Section 1 of this Agreement.

3. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the joint written consent of ITAC and Arbe, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; or (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or Arbe’s Existing Articles, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. Arbe hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, ITAC that Holder shall not request that Arbe register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of ITAC, and Arbe hereby agrees that it shall not effect any such Transfer.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any shareholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder or a Permitted Transferee (as defined in the Existing Articles), (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar Applicable Law so long as, in the case of the foregoing clauses (i), (ii), (iii) and (iv), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. Nothing in this Agreement shall prohibit direct or indirect transfers of a minority equity interest in a Shareholder as long as such transfer or transfers do not individually or in the aggregate change, modify, limit or otherwise affect in any manner the right or ability to the persons presently controlling the Shareholder to continue to control the Shareholder. During the term of this Agreement, Arbe will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Shares. In the event of a stock dividend or distribution, or any change in the share capital of Arbe by reason of any stock dividend or distribution, stock split, recapitalization (including the Recapitalization), combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees, during the Voting Period, to notify Arbe and ITAC promptly in writing of any changes in Holder’s ownership of Arbe securities.

(d) Compliance with Business Combination Agreement. Holder agrees that, during the Voting Period, Holder will not take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect, except for transfers as permitted by, and in accordance with, Section 3(b) above.

(e) Registration Statement. During the Voting Period, Holder agrees to provide to Arbe, ITAC and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by Arbe, ITAC or their respective Representatives for inclusion in the Registration Statement.

(f) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of ITAC and Arbe, unless such information was already made available publicly by ITAC or Arbe. Nothing herein shall (a) restrict Holder’s right to furnish or disclose to its limited partners, members or shareholders, any information with respect to the Transactions or the transactions contemplated herein or (b) grant Holder any right to disclose information which Holder is prohibited from disclosing pursuant to a non-disclosure agreement. Holder understands that, prior to the announcement by ITAC and Arbe, the Business Combination Agreement and related agreements and the terms thereof constitute material non-public information and may not be used or disclosed by the Holder. Holder hereby authorizes ITAC and Arbe to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to ITAC as follows, except to the extent set forth in a schedule delivered by Holder to the Company and ITAC prior to the execution by the Holder of this Agreement:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that ITAC is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or Arbe’s Existing Articles. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Arbe or ITAC pursuant to arrangements made by Holder. Except for the Shares and other securities of Arbe set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of Arbe, (ii) securities of Arbe having the right to vote on any matters on which the holders of equity securities of Arbe may vote or which are convertible into or exchangeable for, at any time, equity securities of Arbe or (iii) options, warrants or other rights to acquire from Arbe any equity securities or securities convertible into or exchangeable for equity securities of Arbe.

(c) No Conflicts. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby, which, if required, has not been obtained prior to the date hereof. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of Arbe, ITAC or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of Arbe, ITAC and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time) (iii) the date of termination of the Business Combination Agreement in accordance with its terms, (iv) at the election of Holder, any amendment to the Business Combination Agreement or any waiver of any provision of the Business Combination Agreement which amendment or waiver is adverse to Holder in a manner disproportionate to the other Arbe’s shareholders as a whole and which has not been approved by a Special Majority, and (v) if the Outside Date is extended for a period of more than thirty (30) days unless such further extension has received the approval of a Special Majority. The Current Shareholders shall mean the shareholders of Arbe immediately prior to the Effective Time, excluding any Company Ordinary Shares issued to the PIPE Investors. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s material breach of, or fraud committed in connection with, this Agreement prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except for transfers as permitted by, and in accordance with, Section 3(b) above, this Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of Arbe and ITAC, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the County of New York in the State of New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized international overnight courier service or (iv) five (5) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to ITAC:

Industrial Tech Acquisitions, Inc.
5090 Richmond Avenue

Suite 319

Houston, TX 77056

Attn: E. Scott Crist, Chief Executive Officer
Telephone No.: (713) 599-1300

Email: scott@texasventures.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Richard I. Anslow, Esq.
Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
Email: ranslow@egsllp.com

mgray@egsllp.com

If to Arbe: Arbe Robotics Ltd. HaHashmonaim Street 107 Tel Aviv-Yafo, Israel Attn: Kobi Marenko, CEO Email: kobi.m@arberobotics.com with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 100200

Attn: Jon Venick
Telephone No.: 212-335-4651
Email: jon.venick@dlapiper.com

Erdinast, Ben Nathan, Toledano & Co.

4 Berkowitz St.

Tel Aviv, 6423806, Israel

Attn: Shay Dayan

Facsimile No.: 972-3-7770101

Telephone No.: 972-3-7770111

Email: shayd@ebnlaw.co.il

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to Goldfarb Seligman & Co., Ampa Tower, 98 Yigal Alon Street, Tel Aviv 6789141, Israel, Attention: Ido Zemach (ido.zemach@goldfarb.com) and Yoni R. Henner (yoni.henner@goldfarb.com) and, if not the party sending the notice, each of ITAC and Arbe (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only, in the case of an amendment, with the written consent of Arbe, ITAC and the Holder, or, in the case of a waiver, with the written consent of the party against whom the waiver is to be effective. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and that ITAC will not have adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed Holder in accordance with their specific terms or were otherwise breached. Accordingly, ITAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel, if applicable) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party. Notwithstanding the foregoing, Arbe will pay the reasonable legal fees of Goldfarb Seligman & Co. (“Goldfarb”) in connection with Goldfarb’s representation of certain Holders in connection with the Transaction. Such fees and expenses shall be paid by Arbe directly to Goldfarb. The Company acknowledges that the tax invoice shall be addressed to the applicable Holder or one of its affiliates as the recipient of the legal services.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, ITAC and Arbe, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Arbe shareholders entering into voting agreements with ITAC or Arbe. Holder is not affiliated with any other holder of securities of Arbe entering into a voting agreement with ITAC or Arbe in connection with the Business Combination Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in ITAC or Arbe any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of Holder in and relating to the Shares of the Holder shall remain vested in and belong to the Holder, and ITAC shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Arbe or exercise any power or authority to direct the Holder in the voting or disposition of any of the Shares, except as otherwise provided herein.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document.

(o) Capacity as an Arbe Shareholder. Holder signs this Agreement solely in Holder’s capacity as a shareholder of Arbe, and not in Holder’s capacity as a director, officer or employee of Arbe. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Arbe in the exercise of his or her fiduciary duties as a director or officer of Arbe or prevent or be construed to create any obligation on the part of any director or officer of Arbe from taking any action in his or her capacity as such director. No such action shall affect Holder’s obligations under this Agreement as a shareholder of Arbe.

(p) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(q) Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of ITAC, Arbe or the Holder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby provided that such other person does not take or direct or cause Holder to take any action in contravention of the Holder’s obligations under this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement as of the date first written above.

Arbe:

ARBE ROBOTICS LTD

By:
Name:
Title:

ITAC:

INDUSTRIAL TECH ACQUISITIONS, INC.

By:
Name:
Title:

{Arbe and ITAC Signature Page to Voting and Support Agreement}

Holder:

[_______________________________________]
By:
Name:
Title:

Number and Type of Shares:

Company Ordinary Shares: __________________________________________________

Company Preferred Shares (indicate each series of Company Preferred Shares):

_________________________________________________________________________

_________________________________________________________________________

Arbe warrants or other convertible Arbe securities: __________________________________

Address for Notice:

Address: _______________________________

_______________________________________

_______________________________________

Facsimile No.: ____________________________

Telephone No.: ___________________________

Email: :__________________________________

{Holder Signature Page to Voting and Support Agreement}